Exhibit 99.1

VBI Vaccines Announces First Quarter 2021 Financial Results and Provides Corporate Update

-	Hepatitis B : FDA and EMA regulatory review of VBI’s 3-antigen prophylactic HBV vaccine candidate ongoing – U.S. PDUFA target action date November 30, 2021
-	COVID-19 : Initial data from ongoing Phase 1/2 study of VBI-2902, VBI’s monovalent COVID-19 vaccine candidate, expected by end of Q2 2021
-	Glioblastoma : Additional tumor response data, 6-month and 12-month overall survival data from the ongoing Phase 2a study of VBI-1901 in recurrent GBM patients expected Q2 2021
-	$133.6 million in cash, cash equivalents, and short-term investments at the end of Q1 2021

CAMBRIDGE, Mass. (May 10, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today reported financial results for the first quarter ending March 31, 2021 and provided a corporate update.

Jeff Baxter, VBI’s President and CEO commented: “The first quarter of 2021 marked the beginning of a transformational year for VBI with notable developments across our lead pipeline programs targeting hepatitis B (HBV), coronaviruses, including different variants of COVID-19, and glioblastoma (GBM). We continue to support the U.S. and European regulatory bodies in their review of our 3-antigen HBV vaccine candidate, and we look forward to ongoing discussions throughout the year. Additionally, our partnerships have enabled us to aggressively advance our pipeline candidates, including the initiation of a first-in-class Phase 2 combination study assessing a potential functional cure regimen for chronic HBV infection as well as a suite of coronavirus vaccine candidates. Most recently, the partnership we entered into with CEPI supports the development of VBI’s enveloped virus-like particle (eVLP) vaccine candidates against known and emerging variants of COVID-19, including B.1.351, the variant first identified in South Africa. With the strength of these partnerships and our financial position, we believe we are well positioned to meet the numerous regulatory and clinical milestones expected over the coming months.”

Q1 2021 Key Program Achievements and Anticipated Upcoming Milestones

Hepatitis B (HBV)

3-Antigen HBV Prophylactic Vaccine Candidate

●	November 30, 2021: U.S. Prescription Drug User Fee Act (PDUFA) target action date set by U.S. Food and Drug Administration (FDA)
●	European Medicines Agency (EMA) regulatory review ongoing, following acceptance of Marketing Authorization Application (MAA) filing in December 2020
●	Submissions to United Kingdom Medicines and Healthcare products Regulatory Agency (MHRA) and to Health Canada are in process and are expected to be completed this year

VBI-2601 (BRII-179) : HBV Immunotherapeutic

●	April 2021: Additional data from Phase 1b/2a study in chronic HBV patients demonstrated robust HBV-specific T cell and antibody responses across all study arms
●	April 2021: Phase 2 combination study of VBI-2601 (BRII-179) and BRII-835 (VIR-2218), Vir Biotechnology’s investigational HBV-targeting siRNA, initiated by partner and trial sponsor, Brii Biosciences (Brii Bio)
●	2021: Complete Phase 1b/2a study dataset targeted for presentation at scientific conference later this year

COVID-19 & Coronaviruses

●	March 2021: Announcement of partnership with Coalition for Epidemic Preparedness Innovations (CEPI) – CEPI to provide up to $33 million of funding to support development of VBI’s enveloped virus-like particle (eVLP) vaccine candidates against COVID-19 variants of concern

VBI-2902 : Monovalent COVID-19 Vaccine Candidate

●	Vaccine candidate supported by funding from the Strategic Innovation Fund of the Government of Canada
●	March 2021: Adaptive Phase 1/2 clinical study initiated in adults in Canada
●	Q2 2021: Initial data from ongoing Phase 1/2 study expected by the end of the second quarter

VBI-2905 : Monovalent COVID-19 (B.1.351 Variant) Vaccine Candidate

●	Vaccine candidate supported by funding from CEPI
●	Mid-year 2021: Phase 1 clinical study expected to initiate

VBI-2901 : Multivalent Pan-Coronavirus Vaccine Candidate

●	Vaccine candidate supported by funding from the Strategic Innovation Fund of the Government of Canada
●	H2 2021: Phase 1 clinical study expected to initiate

Glioblastoma (GBM)

VBI-1901: Cancer Vaccine Immunotherapeutic Candidate

●	Q2 2021: Additional data, including tumor response and 6-month and 12-month overall survival data from Phase 2a (Part B) of ongoing Phase 1/2a study expected
●	Q4 2021: Expected initiation of a randomized, controlled clinical study with the potential to yield registrational data

Financing

●	Throughout the first quarter of 2021, VBI raised total gross proceeds of $22.1 million, issuing 5.8 million shares at an average price of $3.84 through its Open Market Sales AgreementSM, established July 31, 2020 with Jefferies LLC

First Quarter 2021 Financial Results

●	Cash Position: VBI ended the first quarter of 2021 with $133.6 million in cash, cash equivalents, and short-term investments compared with $119.1 million as of December 31, 2020.
●	Net Cash Used in Operating Activities: Net cash used in operating activities for the three months ended March 31, 2021 was $6.6 million, compared to $7.6 million for the same period in 2020. The decrease is largely a result of the change in operating working capital, notably the cash received in advance from the CEPI funding agreement, offset by an increase in net loss.
●	Cash Used for Purchase of Property and Equipment: Cash used for the purchase of property and equipment was $0.6 million for the three months ended March 31, 2021, compared to $0.1 million for the same period in 2020. The increase is a result of routine purchases of property and equipment.
●	Revenue: Revenue in the first quarter of 2021 was $0.3 million, compared to $0.4 million for the same period in 2020. The decrease in revenues was due to a decrease in R&D services revenue as part of the collaboration with Brii Bio. Fewer manufacturing and non-clinical research services were required in the three months ended March 31, 2021 compared to the three months ended March 31, 2020.
●	Cost of Revenues: Cost of revenues was $2.4 million in the first quarter of 2021 as compared to $2.6 million for the same period in 2020. The decrease in the cost of revenues was due to the decrease in VBI-2601 R&D services referenced above.
●	Research and Development (R&D): R&D expenses for the first quarter of 2021 were $6.8 million compared to $3.2 million in the first quarter of 2020. The increase was a result of increased expenses related to our coronavirus vaccine program, which was offset by a decrease in the R&D expenses related to the 3-antigen prophylactic HBV vaccine candidate, the final Phase 3 clinical study of which (CONSTANT) completed in January 2020, and regulatory costs related to the BLA submission for the 3-antigen prophylactic HBV vaccine candidate.
●	General and Administrative (G&A): G&A expenses were $6.7 million for the first quarter of 2021, compared to $4.1 million for the same period in 2020. The increase was a result of the increased pre-commercialization activities related to the 3-antigen prophylactic HBV vaccine candidate in preparation for potential regulatory approvals, in addition to increased insurance and labor costs.
●	Net Loss: Net Loss and net loss per share for the first quarter of 2021 were $17.6 million and $0.07, respectively, compared to a net loss of $8.4 million and a net loss per share of $0.05 for the first quarter of 2020.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Vaccines Inc. and Subsidiaries

Selected Condensed Consolidated Balance Sheet

(In Thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and cash equivalents	$108,226	$93,825
Short-term investments	25,333	25,276
Accounts receivable, net	172	77
Inventory, net	2,165	2,152
Prepaid expenses and other current assets	9,663	10,711
Total current assets	145,559	132,041
Property and equipment, net	10,199	10,721
Intangible assets, net	62,736	62,156
Goodwill	2,283	2,261
Other non-current assets	2,119	2,193
Total Assets	$222,896	$209,372

Liabilities and stockholder’s equity
Accounts payable	$1,668	$3,734
Other current liabilities	22,157	13,614
Total current liabilities	23,825	17,348
Total non-current liabilities	19,062	20,319
Total liabilities	42,887	37,667
Total stockholders’ equity	180,009	171,705
Total liabilities and stockholders’ equity	$222,896	$209,372

VBI Vaccines Inc. and Subsidiaries

Condensed Consolidated Statement of Operations and Comprehensive Loss

(In Thousands Except Share and Per Share Amounts)

	Three Months Ended March 31
	2021	2020
	(Unaudited)
Revenues	$301	$415
Operating expenses
Cost of revenue	2,412	2,577
Research and development	6,839	3,193
General and administrative	6,747	4,058
Total operating expenses	15,998	9,828
Loss from operations	(15,697)	(9,413)
Interest income (expense), net	(1,812)	(582)
Foreign exchange gain (loss)	(138)	1,637
Loss before income taxes	(17,647)	(8,358)
Income tax benefit	-	-
Net Loss	$(17,647)	$(8,358)
Basic and diluted net loss per share	$(0.07)	$(0.05)
Weighted-average number of shares used to compute basic and diluted net loss per share	251,292,761	178,289,746
Other comprehensive income (loss) - currency translation adjustments	343	(6,653)
Comprehensive Loss	$(17,304)	$(15,011)

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com